Exhibit 10.2
LIMITED WAIVER, CONSENT AND AMENDMENT
TO AMENDED AND RESTATED CREDIT AGREEMENT
THIS LIMITED WAIVER, CONSENT AND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of the 13th day of November 2008, by and among RM RESTAURANT HOLDING CORP., a Delaware corporation (“Holdings”), REAL MEX RESTAURANTS, INC., a Delaware corporation (the “Company”), THE BANKS, FINANCIAL INSTITUTIONS AND OTHER ENTITIES PARTY HERETO FROM TIME TO TIME AS LENDERS, and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as administrative agent for the Lenders (in such capacity and together with its successors, the “Administrative Agent”).
RECITALS
WHEREAS, Holdings, the Company, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement, dated as of October 5, 2006 (as amended prior to the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);
WHEREAS, substantially contemporaneously with the execution and delivery of this Amendment, Holdings, Cocina Funding Corp., L.L.C. (“Cocina”), SCSF Cantinas, LLC (“SCSF Cantinas”), KKR Financial CLO 2007-1, Ltd., KKR Strategic Capital Overseas Fund, Ltd., KKR Strategic Capital Fund, L.P., KKR Strategic Capital Institutional Fund, Ltd. (collectively, “KKR”) and Canpartners Investments IV, LLC (“Canpartners”) are entering into an Exchange Agreement (as the same is in effect on the date of this Amendment, the “Exchange Agreement”), pursuant to which the obligations incurred pursuant to or evidenced by the Holdings Credit Documents are exchanged on the date of this Amendment for shares of common stock representing in the aggregate 94.5% of the capital stock of Holdings (such exchange and other transactions contemplated by the Exchange Agreement are herein referred to as the “Exchange”);
WHEREAS, substantially contemporaneously with the execution and delivery of this Amendment, (a) the Company and its Subsidiaries named therein, as borrowers (the “Revolver Borrowers”), the lenders party thereto and General Electric Capital Corporation, as agent and administrative agent, are entering into a limited waiver, consent and amendment no. 3 to the Second Amended and Restated Revolving Credit Agreement substantially in the form of Annex A attached hereto (the “Revolving Credit Agreement Amendment”), (b) General Electric Capital Corporation, as administrative agent under the Revolving Credit Documents, the Administrative Agent, Cocina, KKR Financial CLO 2005-2, Ltd., Canpartners, Holdings, the Company and the other Revolver Borrowers are entering into a waiver and amendment no. 1 to the Intercreditor Agreement substantially in the form of Annex B attached hereto (the “Opco Intercreditor Agreement Amendment”), and (c) General Electric Capital Corporation, as administrative agent under the Revolving Credit Documents, Credit Suisse, Cayman Islands Branch, as administrative agent under the Holdings Credit Documents, Cocina, KKR, SCSF Cantinas, Canpartners and Holdings are entering into a consent, waiver and amendment no. 1 to the subordination and intercreditor agreement substantially in the form of Annex C attached hereto (the “Holdco Intercreditor Agreement Amendment”);

WHEREAS, Holdings and the Company have requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement, acknowledge and consent to the execution and delivery of the Revolving Credit Agreement Amendment, the Opco Intercreditor Agreement Amendment, the Holdco Intercreditor Agreement Amendment, the Exchange Agreement and the performance of each of the transactions contemplated thereby, including the Exchange, and waive certain breaches or violations and certain Defaults and Events of Default under the Credit Agreement, all as set forth in this Amendment; and
WHEREAS, the Administrative Agent and the Lenders agree to such amendments, consents and waivers upon the terms and subject to conditions set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual agreements set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions in Credit Agreement; etc. Unless otherwise defined herein, terms defined in or by reference to the Credit Agreement (as from time to time amended) are used herein as therein defined.
2. Limited Waiver. The Lenders hereby waive:
(a) any breach or violation of the Credit Agreement, or any Default or Event of Default, in each case, arising as a result of a failure to comply with the financial covenants set forth in Section 6.5 of the Credit Agreement for the Fiscal Quarter of the Company and the Subsidiaries ending September 30, 2008 (and to the extent any of the foregoing breaches, violations, Defaults or Events of Default give rise to a default or event of default under the Revolving Credit Agreement or the Holdings Credit Agreement, any breach, violation, Default or Event of Default of the Credit Agreement under Section 7.2 of the Credit Agreement arising solely as a result of any such defaults or events of default under the Revolving Credit Agreement or the Holdings Credit Agreement); and
(b) any breach or violation of the Revolving Credit Agreement (and any resulting default or event of default) to the extent arising solely from the failure of the Revolver Borrowers to comply with the financial covenants set forth in Sections 11.1, 11.2 and 11.3 of the Revolving Credit Agreement for the measurement period ending September 30, 2008 (and to the extent any of the foregoing breaches, violations, Defaults or Events of Default give rise to a Default or Event of Default under Section 7.2 of the Credit Agreement);
provided, that the waivers set forth above shall not be deemed or otherwise construed to constitute a waiver of any other Default or other Event of Default or any other provision of the Credit Agreement or any other Loan Document or to prejudice any right, power or remedy which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, all of which rights, power and remedies are hereby expressly reserved by the Administrative Agent and the Lenders.

3. Consents and Acknowledgements. Notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary,
(a) the Lenders hereby acknowledge and consent to the execution, delivery and performance of the Exchange Agreement and the consummation of the Exchange pursuant to the terms thereof;
(b) the Lenders hereby acknowledge and consent to the execution, delivery and performance of the Revolving Credit Agreement Amendment and the transactions contemplated thereby;
(c) the Lenders hereby acknowledge and consent to the execution, delivery and performance of the Opco Intercreditor Agreement Amendment and the Holdco Intercreditor Agreement Amendment and the transactions contemplated thereby and authorize, direct and instruct the Administrative Agent to enter into the Opco Intercreditor Agreement Amendment and the Holdco Intercreditor Agreement Amendment; and
(d) the parties hereto acknowledge that upon the consummation of the Exchange and the other transactions contemplated by the Exchange Agreement and the other New Equity Documents, (i) the Holdings Credit Agreement shall be terminated and of no further effect, and (ii) the Sponsor shall no longer be acting, directly or indirectly, as a sponsor or parent company to Holdings or the Company (it being understood and agreed that SCSF Cantinas is an Affiliate of Sponsor and will become a holder of Capital Stock of Holdings in connection with the Exchange); the parties hereto agree that all references in the Credit Agreement and the other Loan Documents to “Holdings Credit Agreement” and “Sponsor” and other terms referring to such document or such Person shall be disregarded and of no significance.
4. Amendments. The Credit Agreement is hereby amended as follows:
(a) Section 1.1 of the Credit Agreement is amended by amending and restating the following definitions to read in their entirety as follows:
“Change of Control” means at any time, the occurrence of one or more of the following events: (i) Holdings shall at any time fail to own, directly or indirectly, 100% of each class of issued and outstanding Capital Stock of the Company that carries voting rights and/or economic interests free and clear of all Liens other than Permitted Liens, (ii) the Permitted Holders shall at any time fail to own, directly or indirectly, 50.1% of each class of issued and outstanding Capital Stock of Holdings that carries voting rights and/or economic interests, (iii) the occurrence of any “Change of Control” under (and as defined in) the Revolving Credit Documents, or (iv) the occurrence of any “Change of Control” under (and as defined in) the Senior Secured Note Documents.
“Co-Investors” H.I.G. Sun Partners, Inc., SCSF Cantinas and any of their Control Investment Affiliates, and members of the management of Holdings, the Company and the Subsidiaries.

“Consolidated Funded Indebtedness” means, for any period, the sum of (a) the aggregate amount of Indebtedness of the Company and the Subsidiaries, on a consolidated basis, relating to the borrowing of money or the obtaining of credit (but not including the Maximum Drawing Amount (as defined in the Revolving Credit Agreement as of the Amendment Effective Date) still available under letters of credit or trade credit obtained in the ordinary course of business) or in respect of Capitalized Leases, other than any interest in respect thereof (but not including Indebtedness consisting of deferred tax liability), minus (b) Cash and Cash Equivalents held by the Company and the Subsidiaries, to the extent such Cash and Cash Equivalents are greater than $2,500,000 and less than or equal to $10,000,000, plus (b) without duplication, all Indebtedness of the type described in clause (a) above guaranteed by the Company or any of the Subsidiaries.
“Eligible Assignee” means (a) Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).
“Interest Payment Date” means the last Business Day of each of March, June, September and December of each year, commencing on December 31, 2008.
“Permitted Holders” means, collectively, (a) Cocina, KKR and Canpartners, (b) the Co-Investors, and (c) any Related Parties of (i) Cocina, KKR or Canpartners or (ii) the Co-Investors.
“Restricted Payment” means, in relation to Holdings, the Company or any of the Subsidiaries, any (a) Distribution, or (b) redemption of, payment in respect of or purchase of the Senior Secured Notes.
(b) The definition of the term “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is amended by replacing the phrase “minus (k)” appearing therein with the phrase “plus (k) to the extent deducted in the calculation of Consolidated Pre-Tax Income and without duplication, documented costs and expenses consisting of (i) restructuring costs and expenses incurred and paid by Holdings, the Company and the Subsidiaries, (ii) severance payments paid to employees of the Company and the Subsidiaries, and (iii) fees and expenses incurred and paid by Holdings, the Company and/or the Subsidiaries in connection with the closing of the transactions contemplated by the limited waiver, consent and amendment to this Agreement, the limited waiver, consent and amendment no. 3 to the Revolving Credit Agreement and the New Equity Documents, each dated as of the Amendment Effective Date, in each case incurred and paid on or before February 15, 2009, in an amount not to exceed $2,600,000 in the aggregate for all costs, expenses, payments and fees described in the above clauses (i), (ii) and (iii), plus (l) without duplication, a lump sum, non-recurring cash payment in respect of Taxes for Fiscal Year 2008 on income arising from the cancellation of indebtedness arising from the Exchange and the other transactions on the Amendment Effective Date, minus (m)”.
(c) Section 1.1 of the Credit Agreement is further amended by adding thereto in the proper alphabetical order the following definitions:
“Amendment Effective Date” means November 13, 2008.

“Canpartners” means Canpartners Investments IV, LLC.
“Cocina” means Cocina Funding Corp., L.L.C.
“Exchange Agreement” means the Exchange Agreement, dated as of the Amendment Effective Date, by and among Cocina, KKR, Canpartners, SCSF Cantinas and Holdings.
“Exchange Fee Agreement” means the letter agreement, dated as of the Amendment Effective Date, by and among Cocina, KKR, Canpartners, SCSF Cantinas and the Company.
“KKR” means, collectively, KKR Financial CLO 2007-1, Ltd., KKR Strategic Capital Overseas Fund, Ltd., KKR Strategic Capital Fund, L.P., KKR Strategic Capital Institutional Fund, Ltd.
“Management Services Agreements” means, collectively, the management service agreements or consulting services agreements entered into by and among Holdings, the Company or the Subsidiaries with the prior written consent of the Requisite Lenders (not to be unreasonably withheld or delayed) and each in form and substance reasonably satisfactory to the Requisite Lenders.
“New Equity Documents” means, collectively, (a) the Stockholder Rights Agreement, (b) the Exchange Agreement, and (c) the Release and Satisfaction.
“Release and Satisfaction” means the Release and Satisfaction of Credit Agreement, dated as of the Amendment Effective Date, by and among Credit Suisse, Cayman Islands Branch, Cocina, KKR, Canpartners, SCSF Cantinas and Holdings.
“SCSF Cantinas” means SCSF Cantinas, LLC.
“Stockholder Rights Agreement” means the Stockholder Rights Agreement, dated as of the Amendment Effective Date, as amended from time to time, by and among Cocina, KKR, Canpartners, SCSF Cantinas and Holdings.
(d) Section 2.2(A) of the Credit Agreement is amended and restated to read in its entirety as follows:
A. Rate of Interest. Subject to the provisions of Section 2.7, each Term Loan shall bear interest on the unpaid principal amount thereof from the Amendment Effective Date to maturity (whether by acceleration or otherwise) at a fixed rate of 12.5% per annum.
(e) Section 4.4 of the Credit Agreement is amended and restated to read in its entirety as follows:

(f) “No Material Adverse Change. Since December 31, 2007, there has occurred no materially adverse change in the financial condition or business of the Company and its Subsidiaries other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of the Company and its Subsidiaries.”
(g) Section 6.1(iv) of the Credit Agreement is amended and restated to read in its entirety as follows:
(iv) other Indebtedness at any time incurred by Holdings in an aggregate principal amount under this clause (iv) not to exceed $50,000,000; provided that (A) 100% of the proceeds of such Indebtedness are contributed by Holdings in cash to the Company as common equity, (B) such Indebtedness is unsecured and is not guaranteed by the Company or any of the Subsidiaries, (C) such Indebtedness does not mature, and is not subject to mandatory repurchase, redemption or amortization, in each case prior to the Term Loan Maturity Date, and (D) to the extent such Indebtedness contains covenants and events of default, such covenants and events of default shall be determined by the Administrative Agent to be no more restrictive, when taken as a whole, than the covenants and events of default in the Loan Documents.
(h) Section 6.4(iii) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(iii) Holdings, the Company and the Subsidiaries may make Distributions to the extent all of the proceeds of such Distributions are promptly upon receipt thereof used by Holdings to make payments of fees and expenses permitted by clauses (a), (b), or (c) of the proviso to Section 6.10;”
(i) Section 6.4 of the Credit Agreement is amended by moving the “and” from the end of subsection 6.4(v) to the end of subsection 6.4(vi), replacing the period at the end of subsection 6.4(vi) with a semi-colon and inserting the following clause (vii) immediately after subsection 6.4(vi):
“(vii) The Company may make Restricted Payments in respect of (a) the Senior Secured Notes funded solely with the proceeds of the substantially contemporaneous sale or issuance of Capital Stock of Holdings to Permitted Holders or their Control Investment Affiliates and (b) cash payment obligations with respect to interest and costs and expenses on the Senior Secured Notes to the extent required by the Senior Secured Note Documents.”
(j) Section 6.5 of the Credit Agreement is amended and restated to read in its entirety as follows:
6.5 Financial Covenants.
A. Maximum Leverage Ratio. The Leverage Ratio, as of the last day of each Fiscal Quarter of Company and the Subsidiaries indicated below, shall be less than or equal to the following:

Fiscal Quarter Ending	Ratio
September 30, 2006	4.75 to 1.00
December 31, 2006 through March 31, 2007	4.50 to 1.00
June 30, 2007 through December 31, 2007	4.25 to 1.00
March 31, 2008 through June 30, 2008	4.00 to 1.00
September 30, 2008	4.15 to 1.00
December 31, 2008 and thereafter	5.75 to 1.00
B. Minimum Interest Coverage Ratio. The Interest Coverage Ratio, as of the last day of each Fiscal Quarter of Company and the Subsidiaries indicated below, shall be greater than or equal to the following:

Fiscal Quarter Ending	Ratio
September 30, 2006 through December 31, 2006	2.00 to 1.00
March 31, 2007 through December 31, 2007	2.15 to 1.00
March 31, 2008 through September 30, 2008	2.30 to 1.00
December 31, 2008 and thereafter	1.50 to 1.00
C. Capital Expenditures. The Company will not make, and will not permit any of the Subsidiaries to make, any Capital Expenditures (other than Capital Expenditures funded solely with the proceeds of a sale or issuance of Capital Stock of Holdings to Permitted Holders or their Control Investment Affiliates received by Holdings no earlier than the 60th day prior to the date that the applicable Capital Expenditure is made and no later than the date that the applicable Capital Expenditure is made) during (i) Fiscal Year 2008 in excess of an amount equal to $30,000,000 and (ii) any Fiscal Year thereafter in excess of an amount equal to $20,000,000; provided however that if Consolidated EBITDA for any Fiscal Year (each, a “Test Year”) is equal to or greater than $70,000,000, the Company and the Subsidiaries shall be permitted to make Capital Expenditures in the Fiscal Year immediately following such Test Year in an aggregate amount not to exceed 60% of Consolidated EBITDA for such Test Year (plus such Capital Expenditures funded solely with the proceeds of a sale or issuance of Capital Stock of Holdings to Permitted Holders or their Control Investment Affiliates received by Holdings no earlier than the 60th day prior to the date that the applicable Capital Expenditure is made and no later than the date that the applicable Capital Expenditure is made); provided further that the amount of unused permitted Capital Expenditures for any Fiscal Year (not to exceed $3,000,000) may be carried forward to the immediately following Fiscal Year only.

D. Certain Calculations. With respect to any period of four trailing consecutive Fiscal Quarters during which the Company or any of the Subsidiaries has consummated an acquisition of the Capital Stock of, or assets constituting a business, division or product line of, another Person or an Asset Sale, in each case permitted by the terms of this Agreement, for purposes of determining compliance with the covenants set forth in this Section 6.5, Consolidated EBITDA and the components of Consolidated Interest Expense shall be calculated with respect to such period on a Pro Forma Basis; provided that in the case of testing compliance with the covenants in subsection 6.5(C), Capital Expenditures and Consolidated EBITDA shall also be calculated with respect to such period on a Pro Forma Basis for the prior Fiscal Year.
(k) Section 6.10 of the Credit Agreement is amended by deleting the proviso at the end thereof and replacing it with:
“provided that for so long as no Default or Event of Default is continuing or would result therefrom the foregoing restriction shall not apply to (a) payments by Holdings, the Company and the Subsidiaries of reasonable expenses (other than fees and expenses of outside counsel) of Cocina, SCSF Cantinas, KKR and Canpartners or their Control Investment Affiliates, in each case incurred by such Person in its capacity as an owner of the Capital Stock of Holdings (including, without limitation, reasonable travel expenses and outside director fees) in an aggregate amount not to exceed $150,000 in any Fiscal Year for all such Persons; (b) payments by Holdings and/or the Company of management and consulting fees in accordance with the Management Services Agreements, in an aggregate amount of all such fees not to exceed one percent (1%) of Consolidated EBITDA in any Fiscal Year; (c) payments by Holdings, the Company and the Subsidiaries of reasonable legal fees and expenses of Holdings (other than legal fees and expenses and fees and expenses of auditors and accountants incurred in connection with any litigation relating to or defaults under this Agreement) in an aggregate amount not to exceed $500,000 after the Amendment Effective Date; (d) payments of fees, costs and expenses made by the Company pursuant to the terms of the Exchange Fee Agreement, as the same is in effect on the Amendment Effective Date, in an aggregate amount not to exceed $1,200,000; and (e) Investments permitted under Section 6.3(x).”
(l) Section 6.11 of the Credit Agreement is amended and restated to read in its entirety as follows:
“6.11. Holdings Credit Documents, Senior Secured Note Documents and Revolving Credit Documents

(a) Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, materially amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any of the Holdings Credit Documents or the Senior Secured Note Documents without the prior written consent of the Administrative Agent, if the effect of such amendment, supplement or other modification or waiver is to increase the interest rate payable on the relevant Indebtedness thereunder or increase the cash portion of any interest required to be paid thereon, change (to earlier dates) any dates upon which payments of principal or interest are due thereon, increase the obligations of the obligor or obligors thereunder or confer any additional rights on the holders of the relevant Indebtedness thereunder which would be materially adverse to Holdings, the Company, any of the Subsidiaries, the Administrative Agent or the Lenders.
(b) Neither Holdings nor the Company will, and the Company will not permit any of the Subsidiaries to, amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of any of the Revolving Credit Documents if such amendment, supplement or modification would violate the terms of the Subordination and Intercreditor Agreement, dated as of January 29, 2007 (as the may be may amended, supplemented, restated or otherwise modified from time to time, the “Intercreditor Agreement”), among General Electric Capital Corporation, as administrative agent under the Revolving Credit Documents, the Administrative Agent, Cocina, KKR Financial CLO 2005-2, Ltd., Canpartners, Holdings, the Company and the other Revolver Borrowers.”
(m) Section 7.2 of the Credit Agreement is amended by amending and restating such Section in its entirety as follows:
“(i) Failure of Holdings, the Company or any of the Subsidiaries to pay when due (a) any principal of or interest on any Indebtedness (other than Indebtedness referred to in subsection 7.1 and Indebtedness under the Revolving Credit Agreement) in a principal amount outstanding of $3,000,000 or more or (b) any Contingent Obligation (other than a Contingent Obligation in respect of Indebtedness under the Revolving Credit Agreement) in a principal amount of $3,000,000 or more, in each case of clause (a) and (b) above beyond the end of any grace period provided therefor; (ii) breach or default by Holdings, the Company or any of the Subsidiaries with respect to any other term of (a) any evidence of any Indebtedness (other than Indebtedness under the Revolving Credit Agreement) in a principal amount of $3,000,000 or more or any Contingent Obligation (other than a Contingent Obligation in respect of Indebtedness under the Revolving Credit Agreement) in a principal amount of $3,000,000 or more, (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), or the occurrence of any other event, condition or circumstance in respect of any such Indebtedness or Contingent Obligation(s) if in any case under this clause (ii) the effect of such breach or default or event, condition or circumstance is to cause, or to permit the holder or holders of such Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or (iii) breach or default by Holdings, the Company or any of the Subsidiaries with respect to any term of the Revolving Credit Agreement if the effect of such breach or default or event, condition or circumstance is to cause the Indebtedness under the Revolving Credit Agreement to become or be declared due and payable prior to its stated maturity; provided that clauses (ii) and (iii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the assets securing such Indebtedness.”
5. Directions to the Administrative Agent. The Lenders party hereto hereby direct the Administrative Agent to consent to this Amendment.
6. Conditions. This Amendment shall be effective on the first day (the “Amendment Effective Date”) upon which each of the following conditions precedent shall have been satisfied:
(a) The Administrative Agent shall have received a counterpart signature of Holdings, the Company and the Lenders to this Amendment;
(b) The Revolving Credit Agreement Amendment, the Opco Intercreditor Agreement Amendment, the Holdco Intercreditor Agreement Amendment and the New Equity Documents shall have been executed and delivered by all parties thereto and be in effect;
(c) The Exchange shall have been consummated in accordance with the terms of the Exchange Agreement;
(d) Immediately prior to the execution of this Agreement, none of Holdings, the Company or any of their Subsidiaries are in breach of or default under any of the following agreements, except as set forth in Schedule 6(d) hereto (or which breach or default has been, or is contemporaneously herewith being, cured or waived):
(i) any Revolving Credit Document; and
(ii) any Senior Secured Note Document.
(e) Holdings and the Company shall have paid any and all reasonable and documented attorneys’ fees and disbursements and out-of-pocket costs and expenses incurred by the Administrative Agent or the Lenders in connection with the development, drafting and negotiation of this Amendment and the syndication and closing of the transactions contemplated hereby; and
(f) Holdings and the Company shall have delivered such other documents, taken such actions and satisfied such other conditions precedent as the Administrative Agent may have reasonably requested.

7. Representations and Warranties. Each of Holdings and the Company represents and warrants to the Lenders and the Administrative Agent, on the Amendment Effective Date, that the following statements are true and correct in all material respects on and as of such date (except to the extent such statements specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date):
(a) The execution, delivery and performance of this Amendment (i) is within the corporate authority of such Person, (ii) has been duly authorized by all necessary corporate proceedings, (iii) does not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which Holdings, the Company or any of their Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to Holdings, the Company or any of their Subsidiaries, and (iv) does not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, Holdings, the Company or any of their Subsidiaries.
(b) The execution and delivery of this Amendment will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
(c) The execution, delivery and performance by each of Holdings and the Company of this Amendment does not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.
(d) Each of the representations and warranties of each of Holdings and the Company contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement is true as of the date as of which it was made (other than with respect to the representations and warranties in Sections 4.9 and 4.10) and is also true at and as of the time and after giving effect to this Amendment, the Revolving Credit Agreement Amendment, the Opco Intercreditor Agreement Amendment, the Holdco Intercreditor Agreement Amendment and the New Equity Documents and the performance of each of the transactions contemplated thereby, including the Exchange, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse or to the extent that such representations or warranties expressly relate to an earlier date) and, after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
8. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

9. Continuing Effect of the Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the effectiveness of this Amendment, any reference to the Credit Agreement shall mean the Credit Agreement as amended and modified hereby.
10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).
11. Headings. Headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
12. Loan Document. This Amendment shall constitute a Loan Document.
13. Reaffirmation. Holdings hereby reaffirms its guarantee pursuant to the Guarantee Agreement and agrees that, notwithstanding the effectiveness of this Amendment, its guarantee and other obligations, and the terms of the Guarantee Agreement each of the other Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect after giving effect to this Amendment.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver, Consent and Amendment to Amended and Restated Credit Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

REAL MEX RESTAURANTS, INC.
By:	/s/ Steven L. Tanner
	Name:	Steven L. Tanner
	Title:	Chief Financial Officer

RM RESTAURANT HOLDING CORP.
By:	/s/ Steven L. Tanner
	Name:	Steven L. Tanner
	Title:	Chief Financial Officer

Signature Page to Limited Waiver, Consent and Amendment to Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and a Lender
By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Vice President

By:	/s/ Christopher Reo Day
	Name:	Christopher Reo Day
	Title:	Associate

Signature Page to Limited Waiver, Consent and Amendment to Credit Agreement

COCINA FUNDING CORP., L.L.C., as a Lender
By:	Farallon Capital Management, L.L.C., its Manager

By:	/s/ Raj Patel
	Name:	Raj Patel
	Title:	Managing Member

Notice for Addresses:

Attention:

Fax:

Email:

Signature Page to Limited Waiver, Consent and Amendment to Credit Agreement

KKR FINANCIAL CLO 2005-2, LTD., as a Lender
By:	/s/ Geoffrey M. Jones
	Name:	Geoffrey M. Jones
	Title:	Authorized Signatory

Notice for Addresses:

Attention:

Fax:

Email:

Signature Page to Limited Waiver, Consent and Amendment to Credit Agreement

CANPARTNERS INVESTMENTS IV, LLC, as a Lender
By:	/s/ Mitchell R. Julis
	Name:	Mitchell R. Julis
	Title:	Managing Partner

Notice for Addresses:

Attention:

Fax:

Email:

Signature Page to Limited Waiver, Consent and Amendment to Credit Agreement

ACKNOWLEDGMENT, CONSENT AND REAFFIRMATION
Each of the undersigned Subsidiary Guarantors hereby acknowledges the receipt of the above Limited Waiver, Consent and Amendment to Amended and Restated Credit Agreement and consents to the terms and provision thereof, and hereby (i) confirms and reaffirms all of its guarantees and other obligations and undertakings under the Guarantee Agreement and each of the other Loan Documents to which it is a party, and (ii) acknowledges and agrees that subsequent to, and after taking account of the provisions of the above Limited Waiver, Consent and Amendment to Amended and Restated Credit Agreement, such guarantees and other obligations and undertakings and the terms of the Guarantee Agreement each of such other Loan Documents are not impaired or affected in any manner whatsoever and shall continue to be in full force in accordance with the terms thereof.
Each of the undersigned Subsidiary Guarantors hereby represents and warrants that (a) it has full capacity and right to make and perform this Acknowledgment, Consent and Reaffirmation, and all necessary authority has been obtained; (b) this Acknowledgment, Consent and Reaffirmation constitutes its legal, valid and binding obligation enforceable in accordance with its terms; (c) the making and performance of this Acknowledgment, Consent and Reaffirmation does not and will not violate the provisions of any applicable law, regulation or order, and does not and will not result in the breach of, or constitute a default or require any consent under, any material agreement, instrument, or document to which it is a party or by which it or any of its property may be bound or affected; and (d) all consents, approvals, licenses and authorizations of, and filings and registrations with, any governmental authority required under applicable law and regulations for the making and performance of this Acknowledgment, Consent and Reaffirmation have been obtained or made and are in full force and effect.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Executed this  _____  day of November, 2008.

ACAPULCO RESTAURANTS, INC.
EL TORITO FRANCHISING COMPANY
EL TORITO RESTAURANTS, INC.
TARV, INC.
ACAPULCO RESTAURANT OF VENTURA, INC.
ACAPULCO RESTAURANT OF WESTWOOD, INC.
ACAPULCO MARK CORP.
MURRAY PACIFIC
ALA DESIGN, INC.
REAL MEX FOODS, INC.
ACAPULCO RESTAURANT OF DOWNEY, INC.
ACAPULCO RESTAURANT OF MORENO VALLEY, INC.
EL PASO CANTINA, INC.
CKR ACQUISITION CORP.
CHEVYS RESTAURANTS, LLC

By:	/s/ Steven L. Tanner
	Name:	Steven L. Tanner
	Title:	Chief Financial Officer

Signature Page to Acknowledgment, Consent and Reaffirmation